Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

MOBIV ACQUISITION CORP

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Security(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one share of Class A common stock, $0.000001 par value, and one half of one redeemable warrant(2)	—	11,500,000 units	$10.00	$115,000,000.00	$0.0000927	$10,661.00
	Equity	Class A common stock $0.000001 par value included as part of the units(3)	—	11,500,000 shares	—	—	—	(4)
	Equity	Redeemable warrants included as part of the units(3)	—	5,750,000 warrants	—	—	—	(4)
	Equity	Representative’s shares of Class A common stock(3)	—	115,000 shares	$10.00	1,150,000	$0.0000927	$107.00
Fees Previously Paid	—	—	—	—	—	—	—	—

Carry Forward Securities
	Total Offering Amounts					$115,000,000.00		$10,768.00
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$10,768.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Includes 1,500,000 units, consisting of 1,500,000 shares of Class A common stock and 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0—11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date